Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
Set forth below is a list of certain of the Registrant’s subsidiaries. Such subsidiaries are incorporated or organized in the jurisdictions indicated. Each of the listed subsidiaries is wholly owned by the Registrant, directly or indirectly, and all listed subsidiaries are included in the Registrant’s consolidated financial statements. The names of the Registrant’s remaining subsidiaries, if any, which may have been omitted from the following list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
Domestic Subsidiaries

Almay, Inc., a Delaware corporation
Art & Science, Ltd., an Illinois corporation
Bari Cosmetics, Ltd., a Delaware corporation
Charles Revson Inc., a New York corporation
Colomer Beauty Brands USA, Inc., a Delaware corporation
Colomer U.S.A., Inc., a Delaware corporation
Creative Nail Design, Inc., a California corporation
North America Revsale Inc., a New York corporation
OPP Products, Inc., a Delaware corporation
PPI Two Corporation, a Delaware corporation
Revlon Consumer Corp., a Delaware corporation
Revlon Development Corp., a Delaware corporation
Revlon Government Sales, Inc., a Delaware corporation
Revlon International Corporation, a Delaware corporation
Revlon Real Estate Corporation, a Delaware corporation
RIROS Corporation, a New York corporation
RIROS Group Inc., a Delaware corporation
Roux Laboratories, Inc., a New York corporation
Roux Properties Jacksonville, LLC, a Florida limited liability company
SinfulColors Inc., a Delaware corporation

Foreign Subsidiaries

American Crew Dominicana, S.r.l. (Domincan Republic)
Colomer Andina S.A. (Peru)
Colomer Beauty and Professional Products, S.L. (Spain)
Colomer Canada, Ltd. (Canada)
Colomer Denmark A/S (Demark)
Colomer France Holding SAS (France)
Colomer France SAS (France)
Colomer Germany GmbH (Germany)
Colomer Italy S.p.A. (Italy)
Colomer Mexico S.A. de C.V. (Mexico)
Colomer Netherlands B.V. (Netherlands)
Colomer Portugal – Produtos Cosmeticos e Profissionais Lda. (Portugal)
Colomer Professional Limited (Ireland)
Colomer RUS Closed Joint Stock Company (Russia)
Colomer Sweden AB (Sweden)
Colomer U.K. Limited (United Kingdom)
Comercializadora Brendola, S.r.l. (Dominican Republic)
Corporación Rocosme 2012 C.A (Venezuela)
Européenne de Produits de Beauté S.A.S. (France)
Mota Diagonal, S.L. (Spain)
New Revlon Argentina S.A. (Argentina)
Productos Cosmeticos de Revlon, S.A. (Guatemala)
Professional Beauty Services S.A. (Luxembourg)

Exhibit 21.1

Promethean Insurance Limited (Bermuda)
Revlon Australia Pty Limited (Australia)
Revlon Beauty Products, S.L. (Spain)
Revlon B.V. (Netherlands)
Revlon Canada Inc. (Canada)
Revlon China Holdings Limited (Cayman Islands)
Revlon (Hong Kong) Limited (Hong Kong)
Revlon (Israel) Limited (Israel)
Revlon K.K. (Japan)
Revlon Ltda. (Brazil)
Revlon Manufacturing Ltd. (Bermuda)
Revlon Mauritius Ltd. (Mauritius)
Revlon New Zealand Limited (New Zealand)
Revlon Offshore Limited (Bermuda)
Revlon Overseas Corporation, C.A. (Venezuela)
Revlon Pension Trustee Company (U.K.) Limited (United Kingdom)
Revlon (Puerto Rico) Inc. (Puerto Rico)
Revlon, S.A. de C.V. (Mexico)
Revlon (Shanghai) Limited (China)
Revlon South Africa (Proprietary) Limited (South Africa)
Revlon S.p.A. (Italy)
Revlon (Suisse) S.A. (Switzerland)
Shanghai Revstar Cosmetic Marketing Services Limited (China)
TCG Warehousing, S.L. (Spain)
The Colomer Group Participations, S.L. (Spain)
The Colomer Group Spain, S.L. (Spain)
YAE Artistic Packings Industry Ltd. (Israel)
YAE Press 2000 (1987) Ltd. (Israel)